EXTENDED STAY AMERICA INC.

EXHIBIT 11.1 --  Statement Re:  Computation of Earnings Per Share

                                          Three Month Period   Six Month Period
                                          ------------------  ------------------
                                          June 30,  June 30,  June 30,  June 30,
                                            1997    1996(1)     1997    1996(1)
                                          --------  --------  --------  --------
PRIMARY:
  Average shares outstanding............   95,306    66,561    92,991    60,456
  Net effect of dilutive stock options -
   based on the treasury stock method
   using the average market price.......              1,679                 387
                                          -------   -------   -------   -------
      TOTAL.............................   95,306    68,240    92,991    60,843
                                          =======   =======   =======   =======
  Net income (loss).....................  $(9,093)  $ 1,656   $(6,623)  $ 1,914
                                          =======   =======   =======   =======
  Net income (loss) per share...........  $ (0.10)  $  0.02   $ (0.07)  $  0.03
                                          =======   =======   =======   =======

FULLY DILUTED:
  Average shares outstanding............   95,306    66,561    92,991    60,456
  Net effect of dilutive stock options -
   based on the treasury stock method
   using the greater of ending or
   average market price.................              1,830               1,879
                                          -------   -------   -------   -------
      TOTAL.............................   95,306    68,391    92,991    62,335
                                          =======   =======   =======   =======
 Net income (loss)......................  $(9,093)  $ 1,656   $(6,623)  $ 1,914
                                          =======   =======   =======   =======
 Net income (loss) per share............  $ (0.10)  $  0.02   $ (0.07)  $ (0.03)
                                          =======   =======   =======   =======

(1) Amounts are restated to reflect the 2-for-1 stock split effected in July 1996 and the effect of the Merger.